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                                                                  Exhibit 1 (f)

                               OFFER TO EXCHANGE

                     7.19% SERIES B SECURED NOTES DUE 2000
           FOR ALL OUTSTANDING 7.19% SERIES A SECURED NOTES DUE 2000
              $220 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING,

                     7.67% SERIES B SECURED NOTES DUE 2004
           FOR ALL OUTSTANDING 7.67% SERIES A SECURED NOTES DUE 2004
            $350 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING AND

                     7.13% SERIES B SECURED NOTES DUE 2007
           FOR ALL OUTSTANDING 7.13% SERIES A SECURED NOTES DUE 2007
              $150 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                                       OF

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                                      AND

                           THE TOLEDO EDISON COMPANY

To Our Clients:

     Enclosed for your consideration are the Prospectus dated             , 1997
(the "Prospectus") and the related Letter of Transmittal and instructions thereto (the "Letter of Transmittal") in connection with the offer by The Cleveland Electric Illuminating Company and The Toledo Edison Company (the "Companies") to exchange (the "Exchange Offer") their 7.19% Series B Secured Notes due 2000 (the "New Notes due 2000"), 7.67% Series B Secured Notes due 2004 (the "New Notes due 2004") and 7.13% Series B Secured Notes due 2007 (the "New Notes due 2007") (collectively, the "New Notes") for all outstanding 7.19% Series A Secured Notes due 2000 (the "Old Notes due 2000"), 7.67% Series A Secured Notes due 2004 (the "Old Notes due 2004") and 7.13% Series A Secured Notes due 2007 (the "Old Notes due 2007") (collectively, the "Old Notes" and, together with the New Notes, the "Secured Notes"), upon the terms and conditions set forth in the Prospectus and Letter of Transmittal.

     WE ARE THE REGISTERED HOLDER (THE "REGISTERED HOLDER") OF OLD NOTES HELD FOR YOUR ACCOUNT. AN EXCHANGE OF THE OLD NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE THE OLD NOTES HELD BY US FOR YOUR ACCOUNT. THE PROSPECTUS AND RELATED LETTER OF TRANSMITTAL ALSO PROVIDE A PROCEDURE FOR HOLDERS TO TENDER THEIR OLD NOTES BY MEANS OF GUARANTEED DELIVERY.

     We request information as to whether you wish us to exchange any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME ON           ,                , 1997 (THE "EXPIRATION DATE"),
UNLESS EXTENDED. Old Notes tendered pursuant to the Exchange Offer may only be withdrawn under the circumstances described in the Prospectus and the Letter of Transmittal.

     Your attention is directed to the following:

          1. The New Notes will be exchanged for the Old Notes at the rate of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes. There will be no loss of interest income to holders of Old Notes whose Old Notes are accepted for exchange, as more fully explained in the Prospectus. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Following completion of the Exchange Offer and during the effectiveness of any required Shelf Registration Statement, none of the Secured Notes will be entitled to the benefits of the Registration Agreement (as defined in the Prospectus) relating to a contingent increase in the interest rate borne by the Secured Notes under certain circumstances.

          2. Based on an interpretation of the Securities and Exchange Commission (the "Commission"), New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchased Old Notes directly from the Companies for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Companies within the meaning of Rule 405 under the Securities Act) without compliance with the
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     registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Companies that such conditions have been met.

          3. THE EXCHANGE OFFER IS NOT CONDITIONED ON ANY MINIMUM PRINCIPAL AMOUNT OF OLD NOTES BEING TENDERED.

          4. Notwithstanding any other term of the Exchange Offer, the Companies may terminate or amend the Exchange Offer as provided in the Prospectus and will not be required to accept for exchange, or exchange New Notes for, any Old Notes not accepted for exchange prior to such termination.

          5. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 1997, unless extended (the "Expiration Date"). Tendered Old
     Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date if such Old Notes have not previously been accepted for exchange pursuant to the Exchange Offer.

          6. Any transfer taxes applicable to the exchange of the Old Notes pursuant to the Exchange Offer will be paid by the Companies, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

          7. Tendering holders may withdraw their tender at any time until the Expiration Date.

          8. The acceptance for exchange of Old Notes validly tendered and not validly withdrawn and the issuance of New Notes will be made as promptly as practicable after the Expiration Date. Subject to rules promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Companies, however, expressly reserve the right to delay acceptance of any of the Old Notes or to terminate the Exchange Offer and not accept for purchase any Old Notes not theretofore accepted if any of the conditions set forth in the Prospectus under the caption "The Exchange Offer -- Termination" shall not have been satisfied or waived by the Companies.

          9. The Companies expressly reserve the right, in their sole discretion, (i) to amend the terms of the Exchange Offer or (ii) to terminate the Exchange Offer. Any delay, extension, amendment or termination will be followed as promptly as practicable by oral or written notice to the Exchange Agent and a public announcement thereof. In the case of an extension, such public announcement shall include disclosure of the approximate number of Old Notes deposited to date and shall be made prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

          10. Consummation of the Exchange Offer may have adverse consequences to non-tendering Old Note holders, including that the reduced amount of outstanding Old Notes as a result of the Exchange Offer may adversely affect the trading market, liquidity and market price of the Old Notes.

     If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     THE EXCHANGE OFFER IS NOT BE MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE OLD NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE SECURITIES LAW.
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                               OFFER TO EXCHANGE

                     7.19% SERIES B SECURED NOTES DUE 2000
           FOR ALL OUTSTANDING 7.19% SERIES A SECURED NOTES DUE 2000
              $220 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING,

                     7.67% SERIES B SECURED NOTES DUE 2004
           FOR ALL OUTSTANDING 7.67% SERIES A SECURED NOTES DUE 2004
            $350 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING AND

                     7.13% SERIES B SECURED NOTES DUE 2007
           FOR ALL OUTSTANDING 7.13% SERIES A SECURED NOTES DUE 2007
              $150 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                                       OF

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                                      AND

                           THE TOLEDO EDISON COMPANY

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by the Companies to exchange the Old Notes for the New Notes.

     This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, and the undersigned hereby makes the applicable representations set forth in such Letter of Transmittal.

                                                        SIGN HERE

                                          --------------------------------------
                                                        Signature

                                          --------------------------------------
                                                        Signature

[ ] Please tender the Old Notes held
by you for my account, as indicated
below.:

[ ] Please do not tender any Old Notes
held by you for my account.

          Principal Amount*

of Old Notes to be Tendered: $
(must be in the principal amount of
$1,000 or an integral multiple
thereof)

[ ]
        Name(s) (Please Print)

--------------------------------------
               Address

--------------------------------------
               Zip Code

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    Area Code and Telephone Number

Dated:             , 1997

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*Unless otherwise indicated, it will be assumed that all of the securities listed are to be tendered.